Exhibit 10.26

INDEPENDENT CONTRACTOR AGREEMENT

This Independent Contractor Agreement (this “Agreement”) is entered into as of January 1st, 2012 (the “Effective Date”) between Barkbox Inc (“BARKBOX”), a Delaware corporation with its principal place of business at 50 Eldridge Street, 5th Floor, New York, NY 10002 and Prehype, LLC (“Contractor”), with the address specified on the signature page of this Agreement. Contractor acknowledges that both Contractor and Prehype LLC have previously executed and continue to be bound by the terms of an Invention and Non-Disclosure Agreement and a Non-Competition and Non-Solicitation Agreement, each dated on or about November 1, 2011. If there are any contradictions, The Nov 1, 2011 Agreements take precedence over this document. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

I.	SERVICES.

(A) Structure of Agreement. BARKBOX and Contractor may enter into one (1) or more statements of work (each, an “SOW”) specifying certain services that are to be provided to BARKBOX by Contractor as an independent contractor (the “Services”). Each SOW will be subject to the terms of this Agreement and will be incorporated into and form a part of this Agreement. Each SOW will be substantially in the form of the initial SOWs, which are attached to this Agreement as Exhibits A, B, and C, and may include, among other things, a description of the Services and the deliverables to be delivered by Contractor (the “Deliverables”), the duration of the Services, and the fee to be paid for such Services (the “Fee”). For clarity, if the term of Services in an SOW begins prior to the Effective Date, the terms of this Agreement will apply to Services performed prior to the Effective Date as well as those performed on and/or after the Effective Date.

(B) Services. Contractor agrees to deliver the Services and Deliverables as set forth in the applicable SOW. Further, Contractor agrees to (i) provide all Services and Deliverables in a professional and competent manner; (ii) keep BARKBOX regularly apprised of the progress of the Services and Deliverables, including, but not limited to, by providing updates to BARKBOX regarding the progress of the Services and Deliverables at weekly meetings or otherwise as agreed upon by the parties; (iii) permit BARKBOX to review, from time to time, upon BARKBOX’s request, the progress of the Services and Deliverables; and (iv) comply with all applicable laws and regulations, including, but not limited to, those pertaining to independent contractors.

II.	COMPENSATION AND PAYMENTS.

(A) Fees. In consideration of the Services and Deliverables in each SOW, BARKBOX will pay Contractor the Fee set forth in such SOW. Unless otherwise set forth in the applicable SOW, the Fee includes any taxes payable by BARKBOX related to the Services and/or the Deliverables. If BARKBOX pays any taxes pursuant to this Agreement, then, upon BARKBOX’s request, Contractor will provide a statement signed on behalf of Contractor attesting that tax amounts paid to Contractor by BARKBOX were actually remitted to the appropriate taxing authority. If any Fees are time-based, Contractor agrees to provide BARKBOX, upon request, documentation reasonably acceptable to BARKBOX to support such fees (including, but not limited to, time sheets). If any Fee is a flat fee, then Contractor will be entitled only to the flat fee amount (and any reimbursable costs and expenses under this Agreement) regardless of the hours worked.

(B) Payment Schedule. Unless a different payment schedule is specified in the applicable SOW, the Fee for each SOW shall be paid within thirty (30) days of Contractor’s completion of all the Services and Deliverables in that SOW and BARKBOX’s receipt of Contractor’s invoice.

(C) Expenses. Should Contractor be required by BARKBOX to incur reimbursable expenses in order to perform the Services, Contractor agrees to follow the guidelines of BARKBOX’s policies relating to such expenses and secure approval for such expenses from BARKBOX in writing (including via email) prior to incurring such expenses. Unless a different payment schedule is provided in the applicable SOW, all expenses’ incurred and approved in accordance with this Agreement will be reimbursed within thirty (30) days of being incurred and BARKBOX’s receipt of Contractor’s invoice.

(D) Estimates. If the applicable SOW provides an estimate of any amounts (such as the Fee or expenses) then (i) actual amounts due to Contractor will not exceed estimated amounts without prior written approval of BARKBOX in each instance as to the nature and amount; (ii) if estimated amounts exceed actual amounts and BARKBOX already paid to Contractor any excess amount, then Contractor shall remit the difference owed to BARKBOX within five (5) business days; and (iii) if actual amounts exceed estimated amounts (and any excesses have been approved by BARKBOX in accordance with this Agreement), then BARKBOX will remit the difference owed to Contractor in accordance with the schedule specified in the applicable SOW, and if all payments have already been made under the applicable SOW, then within thirty (30) days from receipt of Contractor’s invoice therefor.

(E) No Tax Withholding. Contractor acknowledges and agrees that no amounts will be withheld or deducted by BARKBOX for purposes of taxes, and that BARKBOX will not be liable for any taxes, worker’s compensation, unemployment insurance, employer’s liability, employer’s FICA, social security, withholding tax, or other tax withholding for or on behalf of Contractor. To the extent any taxes may be due on the payments due to Contractor pursuant to this Agreement, Contractor agrees to pay them. BARKBOX reserves the right to withhold any taxes that are required by law to be withheld on any payments due to Contractor.

III.	OWNERSHIP AND INTELLECTUAL PROPERTY.

(A) Work Made for Hire. Subject to any additional terms in the applicable SOW, all Deliverables and other project materials created or delivered by Contractor under this Agreement, other than Pre-Existing Materials and Licensed Materials (both as defined below) (collectively, “Work Product”) will be considered specially commissioned for BARKBOX as “works made for hire” under U.S. copyright laws, and all Rights (as defined below) therein will vest and remain in perpetuity with BARKBOX. If, for any reason, any Work Product is not deemed a “work made for hire,” Contractor hereby assigns all Rights therein to BARKBOX. The term “Rights” means all intellectual property rights (including, but not limited to, patent, copyright, trademark and trade dress, and trade secret rights, and all applications, registrations, and renewals relating thereto), all rights to sublicense and assign, and all other right, title, and interest, in all jurisdictions, in perpetuity. Contractor waives any moral rights that Contractor may have in the Work Product. Contractor will cooperate and reasonably assist BARKBOX with respect to any applications and/or assignments reasonably requested by BARKBOX to obtain any copyright, patent, trademark, or other statutory protection for the Deliverables, provided that all such applications and/or assignments shall be made at BARKBOX’s sole expense.

(B) Pre-Existing Materials. “Pre-Existing Materials” means Contractor’s proprietary or licensed tools, methods, and know-how, to the extent (i) developed independently of and before the Effective Date (other than modifications thereto made after the Effective Date); (ii) developed by Contractor for other business purposes; (iii) Contractor has the right to grant a license therein to BARKBOX to use as contemplated under this Agreement; and (iv) not containing BARKBOX’s Confidential Information (as defined in Section VIII below). Nothing in this Agreement will be deemed to transfer any ownership in the Pre-Existing Materials, provided that Contractor hereby grants to BARKBOX (and its agents, representatives, designees, licensees, Affiliates, and assigns) a non-exclusive, non-transferable, perpetual, irrevocable, worldwide, royalty-free, fully-paid license to use, display, perform, transmit, and otherwise exploit any Pre-Existing Materials as incorporated in or as necessary for the use of the Deliverables or other Work Product.

(C) Licensed Materials. Prior to incorporating any third-party assets or materials (including, but not limited to, literary, dramatic, musical, and visual works, and personal likenesses and other talent assets) (“Licensed Materials”) into any Work Product, Contractor will disclose to BARKBOX the proposed use of such third-party asset or materials. BARKBOX shall be responsible for obtaining a license to use such Licensed Materials.

IV.	TERM AND TERMINATION.

(A) Term. The term of this Agreement shall begin as of the Effective Date and, unless earlier terminated pursuant to this Section IV, shall continue so long as any SOW is in effect. The term of each SOW shall begin as of the date specified in such SOW and shall continue for the duration of the term of Services specified in such SOW. Termination of this Agreement will terminate all SOWs then in effect

(B) Termination for Convenience. Either party may terminate this Agreement, any SOW, and/or any Services for any reason upon sixty (60) days written notice to the other party.

(C) Termination for Material Breach. Either party may terminate this Agreement or any SOW upon written notice to the other party of a material breach of this Agreement or such SOW if a material breach has not been cured within thirty (30) days of written notice of such breach.

(D) Effect of Termination. Each party will continue to perform its obligations up until the effective date of termination. Upon the expiration or termination of this Agreement or a particular SOW (as applicable):

(i) Contractor will provide to BARKBOX all documentation, electronic copies, and other tangible embodiments of Work Product and return to BARKBOX all BARKBOX Confidential Information in Contractor’s possession or control, and BARKBOX will become the sole owner of all such Work Product as provided in Section III above.

(ii) Unless specified otherwise in the applicable SOW, if BARKBOX has terminated this Agreement or such SOW without cause, then, upon receipt of all Work Product up to the effective date of termination, BARKBOX will pay Contractor (a) a portion of the Fee representing the pro rata portion of the work completed and delivered prior to the effective date of termination and accepted by BARKBOX in accordance with this Agreement; and (b) for any reimbursable costs and expenses properly incurred and invoiced pursuant to Section II(C) above; and thereafter, BARKBOX will have no further payment obligations to Contractor.

(iii) If Contractor has already been paid an amount greater than that which is owed to Contractor pursuant to this Agreement, Contractor will refund the balance to BARKBOX within five (5) business days.

(iv) All provisions in this Agreement intended by their terms to survive shall continue in effect (including, in particular, Sections II (Ownership and Intellectual Property), IV(d) (Effect of Termination), V (Representations and Warranties), VI (Indemnity), VII (Confidentiality), and VIII (Miscellaneous)).

V.	REPRESENTATIONS AND WARRANTIES.

(A) Contractor Representations, Warranties, and Covenants. Contractor represents, warrants, and covenants that:

(i) Contractor has the full right to enter into this Agreement and to perform all of its obligations under this Agreement (including, but not limited to, to provide all Work Product provided to BARKBOX under this Agreement), and Contractor’s entering into this Agreement and each SOW does not conflict with any other contractual obligations of Contractor.

(ii) In performing the Services, Contractor will comply with all applicable federal, state, and local laws, ordinances, and regulations, and with all applicable union agreements.

(B) BARKBOX Representations, Warranties, and Covenants. BARKBOX each represents and warrants that it has the full right to enter into this Agreement and to perform all of its obligations under this Agreement, and BARKBOX’s entering into this Agreement and each SOW does not conflict with any other contractual obligations of BARKBOX.

VI.	INDEMNITY AND LIABILITY.

(A) Indemnity. Contractor hereby agrees to indemnify and hold harmless BARKBOX, its Affiliates, and their respective officers, employees, managers, agents, representatives, assigns, licensees from and against all third-party claims, losses, damages, costs (including, but not limited to, settlement costs), and expenses (including, but not limited to, reasonable attorneys’ fees), arising out of (i) any breach or alleged breach by Contractor of it’s Representations and Warranties; and (ii) the violation or claimed violation by Contractor of the rights of any third party (including, but not limited to, intellectual property rights and rights of publicity). provided that Contractor will not have indemnification obligations to the extent arising from (x) Contractor’s use of materials provided by BARKBOX in order to perform the Services (except to the extent caused by modification or use thereof not in accordance with the applicable SOW and/or BARKBOX’s directions), (y) BARKBOX’s use of the Deliverables or Work Product outside the scope of licenses for Licensed Materials, or (z) BARKBOX’s use of the Deliverables or Work Product in a manner that violates laws, rules, or regulations or violates or infringes any rights (including, but not limited to, intellectual property rights and rights of publicity) of any third parties after Contractor has provided notice to BARKBOX of such violation or infringement (or belief or suspicion thereof) in accordance with Section V(A)(iv). BARKBOX hereby agrees to indemnify and hold harmless Contractor, its Affiliates, and their respective officers, employees, managers, agents, representatives, assigns, licensees from and against all third-party claims, losses, damages, costs (including, but not limited to, settlement costs), and expenses (including, but not limited to, reasonable attorneys’ fees), arising out of (i) any breach or alleged breach by BARKBOX of it’s Representations and Warranties; (ii) Contractor’s use of materials provided by BARKBOX in order to perform the Services (except to the extent caused by modification or use thereof not in accordance with the applicable SOW and/or BARKBOX’s directions), (iii) BARKBOX’s use of the Deliverables or Work Product outside the scope of licenses for Licensed Materials, or (iv) BARKBOX’s use of the Deliverables or Work Product in a manner that violates laws, rules, or regulations or violates or infringes any rights (including, but not limited to, intellectual property rights and rights of publicity) of any third parties.

(B) Limitation of Liability. Neither party’s liability under this Agreement or any particular SOW will exceed the total aggregate amounts due to Contractor under this Agreement and all SOWs; provided that the foregoing limitation will not apply to breach of Confidentiality or Indemnification.

VII.	CONFIDENTIALITY.

Without prejudice to the provisions of any non-disclosure agreement previously entered into between the parties, each party acknowledges that during the Term of the Agreement of any SOW, it may have access to Confidential Information, and Consultant has therefore agreed to accept the restrictions in this Section VII. Each party shall not, and shall not, neither during the Term or at any time after its termination, use or disclose to any firm or person any Confidential Information. This restriction does not apply to: (a) any use or disclosure authorized by the non-disclosing party or required by law; or (b) any information which is already in, or comes into, the public domain otherwise than through unauthorized disclosure. “Confidential Information” means information of a confidential or sensitive nature relating to a party and/or its affiliates and shall include, without limitation: (a) details of their suppliers, licensees, licensors and any other third party with which it contracts and their terms of business or licensing agreements; (b) details of their customers or clients and their requirements, client or customer lists or contact lists and the prices charged and terms of business with their customers or clients; (c) financial information, results and forecasts; (d) details of employees and consultants and their remuneration/fees; (e) business methods financial, marketing development or manpower plans; (f) computer systems and software, know-how, research activities, inventions, creative, briefs, computer programs (whether in source code or object code) secret processes, designs and formulae or after Intellectual Property undertaken, commissioned or produced by or on behalf of Consultant; (g) key metric information such as details of website page hits, visitors, visits, orders per day, total order values, average rder size, volume of goods or services supplied or held, customer acquisition costs, repeat rates and word of mouth rates; (h) Confidential Information as defined in any non disclosure agreement previously entered into between the parties; and (i) any information which a party is told is confidential or should reasonably expect is confidential.

VIII.	MISCELANEOUS.

(A) Securities Regulations. Contractor acknowledges that Contractor is aware that Confidential Information provided under this Agreement may concern a party that is an issuer of publicly-traded securities and that the United States securities laws and other laws prohibit any person or entity who has material nonpublic information about such issuer (i) from purchasing or selling any of its securities and (ii) from communicating such information to any person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities. Contractor further acknowledges that Confidential Information may be, at the time of its disclosure, material nonpublic information within the meaning of Regulation FD of the Securities and Exchange Commission, and that Contractor expressly agrees to maintain the Confidential Information in confidence within the meaning of Section 100(b)(2)(ii) of such regulation.

(B) Agreement. This Agreement and the NDA, if applicable, constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and supersede any prior oral or written agreements, and all contemporaneous oral communications. All additions or modifications to this Agreement must be made in writing and must be signed by the parties hereto. All waivers must be in writing and signed by the waiving party. Any failure to enforce a provision of this Agreement shall not constitute a waiver thereof or any other provision. In the event that any provision of this Agreement is held unenforceable for any reason, the remainder of the provisions shall continue in full force and effect and the unenforceable provision shall be modified so as to most closely effect the parties’ intentions. To the extent that any provision of these terms conflicts with the terms of any SOW, the terms of the SOW will take precedence.

(C) Signatures and Counterparts. BARKBOX and Contractor agree that facsimile and scanned or image signatures delivered via email will be of the same force and effect as originals and that this Agreement may be executed in counterparts, each of which will be considered an original, and all of which together will constitute one and the same instrument

(D) Governing Law; Jurisdiction; Remedies. This Agreement and any dispute arising hereunder shall be governed by the laws of the State of New York without regard to the conflicts of law provisions thereof. The parties hereto irrevocably submit to the exclusive jurisdiction of the state and federal courts located in New York, New York in connection with all matters and issues arising under this Agreement, agree not to bring any claim or action except in such courts, and irrevocably waive all claims, defenses, and objections based on improper venue, inconvenient forum, and/or lack of personal jurisdiction with respect to such courts.

IN WITNESS WHEREOF, the parties have executed this Independent Contractor Agreement for as of the date first written above.

BARKBOX

By:	/s/ Carly Strife

Name:	Carly Strife

Title:	President

Date:	1/23/2013

PREHYPE, LLC

By:	/s/ Henrik Werdelin

Title:	Managing Partner

Date:

Exhibit A

STATEMENT OF WORK NO. 1

ADVISER SERVICES - HENRIK WERDELIN

This Statement of Work (this “SOW”) is entered into as of January 1st 2012 between Prehype, LLC (“Contractor” or “Prehype”) and Barkbox Group, LLC (“BARKBOX”), pursuant to the Independent Contractor Agreement, with an effective date as of, between the same parties (the “Agreement”), and is subject to the terms of and forms part of the Agreement.

1.	Services

This SOW is for the services of Henrik Werdelin, who will be the lead partner on this project and provide the above services (key strategic input), provided that from time to time other employees of Prehype may engage in services with BARKBOX as directed by Henrik Werdelin and agreed upon by the CEO of BARKBOX.

The objectives of the Services are:

(a)	Act as the brand guard for Barkbox and oversee the development of the visual identity and `tone of voice’ for Barkbox and its products and services.

(b)	Oversee the development of New Business Initiatives including (but not limited to) conceptualize new services and products

(c)	Oversee the production of BARKBOX’ s content including BarkPost

(d)	Participate in the general development and growth of BARKBOX by providing input to the strategy direction and vision for the company
(e)	To provide mentoring/coaching of BARKBOX’s teams.

- Title of Henrik Werdelin: Adviser / Co-Founder / CCO

- Contractor’s Contact at BARKBOX: Matt Meeker

2.	Term

Contractor is engaged and ongoing starting on or about January 1, 2012 and will continue until terminated by either party, which may be changed upon agreement of BARKBOX and Contractor and is subject to the other terms of the Agreement.

3.	Fee

The Company shall pay to the Consultant consulting fees of $6,950 per month, payable in arrears on the last day of each month. Payment for any partial month shall be prorated. In addition, you acknowledge that the Board of Directors of the Company previously granted (i) to Prehype Ventures LLC, an entity wholly owned by Contractor, 1,500,000 restricted shares of common stock of the Company, which are subject to a Stock Restriction Agreement, dated June 14, 2012, (the “Restricted Stock”) and (ii) to Contractor an incentive stock option under the Company’s 2011 Stock Incentive Plan for the purchase of an aggregate of 85,833 shares of common stock of the Company pursuant to the Incentive Stock Option Agreement, dated May 17, 2012, as amended by the Accelerated Vesting Addendum dated June 14, 2012 (the “Option”). The Restricted

Stock and the Option shall be subject to all terms, vesting schedules and other provisions set forth in the applicable agreements referenced above. You may be eligible to receive such future stock options grants as the Board of Directors of the Company shall deem appropriate.

AGREED AND ACCEPTED:

BARKBOX INC		PREHYPE LLC

By:	/s/ Carly Strife	By:	/s/ Henrik Werdelin

Name:	Carly Strife	Name:	Henrik Werdelin

Title:	President	Title:	Managing Partner

Date:		Date: